SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[ X ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


        Ethika Corporaton (formerly known as Dixie National Corporation)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               ETHIKA CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1998

May 6, 1998

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Ethika Corporation will be held at The Sheraton Denver West Hotel, 360 Union Boulevard, Lakewood, Colorado, 80228 on Friday, May 29, 1998 at 10:00 a.m. (Mountain) for the following purposes:

I. To amend the Articles of Incorporation changing the par value of common stock to zero, establishing a class of preferred stock, changing the name of the corporation from Ethika Corporation to North American Digicom Corporation and redomicile the corporation to Colorado.

II. To authorize a reverse split of the outstanding shares of Ethika common stock, one new share for every twenty-two and one-half (22.5) currently outstanding shares.

III.     To approve the acquisition of North American Digicom Corporation.

IV. To fix the number of and to elect the Board of Directors for the ensuing year or until their successors are duly elected.

V. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on February 20, 1998 is the Record Date for the determination of Shareholders entitled to vote at the Annual Meeting and to receive Notice thereof. The stock transfer books of the Corporation will not be closed.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Davide E. Williams
---------------------
David E. Williams
Secretary

                               ETHIKA CORPORATION
                            107 The Executive Center
                    Hilton Head Island, South Carolina 29928

                              INFORMATION STATEMENT
                     For the Annual Meeting of Shareholders
                         To be Held Friday, May 29, 1998

"We are not asking you for a Proxy and you are requested not to send us a Proxy"

The enclosed Information is being furnished by the Board of Directors of Ethika Corporation ("Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held at The Sheraton Denver West Hotel, 360 Union Boulevard, Lakewood, Colorado, 80228 on Friday, May 29, 1998 at 10 a.m. (Mountain) and any adjournment or postponement thereof. Shareholders may vote their shares by attendance at the meeting and voting their shares in person. We are not asking you for a proxy and you are requested not to send us a proxy. The term "Corporation," as used herein, includes the Corporation and the Corporation's subsidiaries as the context indicates. This Information Statement is being mailed to Shareholders on or about May 6, 1998.

Shareholders attending the meeting will be asked to vote FOR amendment of the Articles of Incorporation changing the par value of common stock to zero, establishing a class of preferred stock, changing the name of the Corporation from Ethika Corporation to North American Digicom Corporation and re-domicile the Corporation to Colorado; FOR authorization of a 22.5 for 1 reverse stock split; FOR the approval of the acquisition of North American Digicom Corporation; and FOR the Board of Directors to consist of six members and the election of the six nominees of the Board of Directors to serve as Directors of the Corporation.

                                VOTING SECURITIES

Shareholders of record at the close of business on February 20, 1998 will be entitled to Notice of and to vote at the Special Meeting. On February 20, 1998 there were 20,360,346 shares of common stock of the Corporation outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote per share on each matter submitted to a vote at the Annual Meeting except with respect to the election of Directors, in which Shareholders have cumulative voting rights. Cumulative voting means that each Shareholder will be entitled to cast as many votes as he or she has shares of common stock multiplied by the number of Directors to be elected, and all such votes may be cast for a single nominee or may be distributed among the Directors to be voted for as he/she sees fit. The presence in person of a majority of the outstanding shares shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions are considered as a vote against any matter other than the election of Directors as to which a Shareholder may vote for a nominee or withhold authority to vote. "Broker non-votes" which occur when brokers are not permitted to exercise discretionary voting authority for beneficial owners who have not provided any voting instructions, are not counted for quorum purposes or any vote. To the extent that voting instructions are provided to brokers as to any proposal, the shares will be counted for purposes of determining a quorum and the outcome of the vote. The Chairman of the Board of the Corporation will appoint two inspectors of election. The inspectors will take charge of, and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth pertinent information as to the beneficial ownership of the Corporation's common stock as of February 20, 1998 of persons known by the Corporation to be holders of 5% or more of the outstanding common stock. Information as to the number of shares beneficially owned has been furnished by the persons named in the table and by reference to documents filed with the Securities and Exchange Commission by holders of 5% or more of such common stock.

        Name and Address                          Shares               Percent
        Of Beneficial Owner                 Beneficially Owned         of Class
        -------------------                 ------------------         --------

        Alfred Peeper                                0 (1)                 0%
        Calle Hamburg 22
        Benidorm, Spain ALC 03500

        Argere Holdings, S.A.                  420,000 (1)               1.9%
        18 Boulevard Royal
        L-2449 Luxembourg

        Eur-Am B.V.                            461,100 (1)               2.1%
        Calle Hamburg 22
        Benidorm, Spain ALC 03500

        La Roche Holdings, S.A.                902,500 (1)               4.1%
        18 Boulevard Royal
        L-2449 Luxembourg

        La Salle Investment, Ltd.            7,997,929 (1)              36.1%
        35 Rue De Bains
        Geneva, Switzerland 1205

        Rial Equity Group, S.A.                600,000 (1)               2.7%
        C/o SAGEM
        35 Rue De Bains
        Geneva, Switzerland 1205

        Directors and Officers                      19,000                  *
        As a Group

*     Less than 1%.

(1) Alfred Peeper is an investment manager headquartered and operating in Benidorm, Spain. Mr. Peeper holds a power of attorney for each Reporting Person which gives him authority to purchase, sell, and exercise all voting rights relating to each "Group Member." This Reporting Person represents 51% of the total outstanding shares of Ethika common stock.

Security Ownership of Management

The following table sets forth information as to the beneficial ownership of the Corporation's common stock as of February 20, 1998, by each Director, nominee; Executive Officer named in the Summary Compensation Table and by all Directors And Executive Officers as a group.

             Name of                                   Shares                  Percent
         Beneficial Owner                      Beneficially Owned (1)         of Class
         ----------------                      ----------------------         --------
         Russell C. Burk                                 None                     0%
         Dennis Brovarone                               7,500                      *
         Wayne Johnson                                   None                     0%
         Philip F. Grey                                  None                     0%
         Louis Scotti                                    None                     0%
         Dennis P. Nielsen                               None                     0%
         Directors, nominees, and                      19,000 (2)                  *
         Executive  Officers  as a group (7
         persons)

(1) Current Board Members who have no outstanding shares of Ethika common stock. See Item III for post acquisition share ownership.

(2) Includes shares issueable upon exercise of vested stock options. * Represents less than 1%.

I.        APPROVE AMENDMENTS TO ARTICLES OF INCORPORATION

The Board of Directors recommends that the Shareholders vote for amendments to the Articles of Incorporation of the Corporation for the following:

a) Change the par value of all authorized shares of Ethika common stock to no par value.
b) Establish a class of 10,000,000 shares of preferred stock, issuable in series whose rights and preferences may be set by the Board of Directors prior to issuance.
c) Change the name of the Corporation from Ethika Corporation to North American Digicom Corporation.
d)   Redomicile the Corporation to Colorado.

The principal purpose for the recommended amendments is to give the Corporation greater flexibility in its financial affairs by eliminating the need to record a discount on common stock when stock is issued or sold, and by making available a different class of stock that may be used at such times as the Board of Directors considers appropriate whether in public or private offerings or in conjunction with merger and acquisitions or otherwise. The Corporation's
Shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, and the rules and policies applicable to the Nasdaq National Stock Market.

Vote Required for Approval

A favorable vote of a majority of those shares voting in person is required to approve the amendments to the Articles of Incorporation. The Board recommends that you vote FOR the amendments to the Articles of Incorporation.

II.       AUTHORIZATION OF REVERSE SPLIT

Authorize a reverse split of the outstanding shares of Ethika common stock, one new share for every twenty-two and one-half (22.5) currently outstanding shares, with each fractional share rounded to the next whole share, and each Shareholders' total share position rounded up to the next whole multiple of fifty (50).

Vote Required for Approval

A favorable vote of a majority of those shares voting in person is required to approve the Authorization of a Reverse Split. The Board recommends that you vote FOR the Authorization of a Reverse Split.

III.      APPROVAL OF ACQUISITION OF NORTH AMERICAN DIGICOM CORPORATION

On January 26, 1998 the Ethika Board of Directors unanimously approved the acquisition through a reverse merger of 100% of the outstanding common stock of North American Digicom Corporation (NADC) to be completed on or before March 6, 1998, and subsequently extended by mutual agreement the completion date to on or before June 30, 1998.

At closing of this transaction, the Shareholders of NADC will exchange their common stock for Ethika common stock at the rate of three (3) shares of Ethika common stock for every four (4) shares of NADC stock. At the conclusion of this transaction, current Shareholders of NADC will receive approximately 19.6 million post-split shares of Ethika representing approximately 95% of the then-outstanding shares and will be in control of the Corporation. Three of the nominees for the Board of Directors are full-time Officers of NADC. Upon approval of the transaction, the name of Ethika Corporation will be changed to North American Digicom Corporation. (See I Amendment of Articles of Incorporation).

The following table sets forth information as to the beneficial ownership of the Corporation's common stock as it will exist if the acquisition of NADC is approved, for each Director, and nominee.

            Name of                           Shares                  Percent
         Beneficial Owner                Beneficially Owned           of Class
         ----------------                ------------------           --------

         Russell C. Burk                        None                     0%
         Dennis Brovarone                      7,500                      *
         Dennis Nielsen                         None                     0%
         Philip F. Grey                      2,250,000                  11.0%
         Wayne Johnson                       2,250,000                  11.0%
         Louis C. Scotti                     1,875,000                  9.1%


*  Represents less than 1%.

North American Digicom Corporation is a privately held corporation headquartered in Lakewood, Colorado. It was incorporated as a Colorado corporation on December 27, 1995. The company was initially formed to explore potential opportunities with, and arising from, the deregulation of the telecommunications industry. Since inception, the Company has grown through internally generated sources as well as acquisitions in the areas of Pre-paid calling cards, Stand-alone travel cards, United Online internet provider, kidZtime TV violence-free television programming, and kidZtime Challenge program.

NADC Historical Development

NADC commenced actual operations through the activation of its P.C. based debit card platform on December 23, 1996. In April of 1997, NADC commenced sales of private line and other local services. On May 1, 1997, NADC loaded its first switched one-plus customer. On June 7, 1997, the Company acquired in a stock for stock exchange, United Online, Inc., a Colorado corporation engaged in the sales of Internet services. United Online utilizes a network marketing model to distribute its products. On October 20, 1997, NADC acquired in a stock for stock exchange, KidZtime TV, Inc., a Colorado corporation specializing in providing violence free children's programming on various cable systems.

NADC Operations

Management believes that the future of the telecommunications industry rests with those companies who will control and process the orderly flow of time and traffic on the vast telecommunications network including the rapidly expanding information super highway, the world-wide web. In the telecommunications industry, time is comprised of countless bits of data transmitted by voice, cellular traffic, wireless media, modems, microwaves and the world -wide web. While NADC is currently primarily a prepaid long distance company, management believes that NADC is positioned to utilize this new technology to integrate the multi-facets of telephony under one umbrella. NADC's focus is on pre-paid phone cards, wholesale carrier sales, one plus long distance service, stand alone travel cards, Internet applications and online dinning guide.

Pre-paid phone card sales have made inroads into the credit-impaired long distance and the business traveler markets. This business continues to be the cornerstone of NADC having contracts with companies such as Allstate Insurance, Inten Corporations, IBM and others. The Company currently has contacts to deliver pre- paid phone services in excess of $3,000,000 per month.

The Wholesale Carrier Service will be launched during 1998 to provide raw phone time to other carriers. One-Plus long distance service continues to add new customers to the NADC platform. Currently over one thousand One-Plus customers are being served. During 1998, NADC plans to launch its stand-alone travel card program. This program is tied to charity promotions with national presence utilizing highly recognizable athletes as spoke persons. The acquisition of United Online added unique dimension to NADC's Internet business. In addition to providing dial-up connections, United Online sells through distributors, NADC's long distance products and Pre-paid phone cards. The United Online Galleria
Online Mall offers a full array of products and services. NADC also offers traditional Internet services such as individual dialup accounts, web housing and dedicated high-speed business connections. KidZtime Online Service is scheduled for release in 1998. NADC has developed a proprietary web browser that will allow children access to the World Wide Web in a safe and limited access way. The Restaurant Registry provides Web access to restaurants nationwide. Sponsored by Nobel Sysco, one of the largest food wholesalers in world, this service has been well accepted by consumers.

KidZtime TV is on the air in over 100 markets throughout the United States using a broadcast format that utilizes the Network of Independent Broadcasters (NIB). The current show is "Bananas in Pajamas", a children's friendly show with a respectable Nielsen rating.

Proforma Financial Statements

Proforma consolidated financial statements (See exhibit I).

NADC Audited Financial Statements

NADC's audited financial statements (see exhibit II) for the six months ended December 31, 1997 show revenues of $2,467,540 of which $1,844, 609 represent revenue recognized from long distance telephone service including prepaid telephone calling cards (deferred revenue from prepaid cards at December 31, 1997 was $5,823,983 representing revenues to be recognized during 1998); $ 610,688 represent earnings from television licensing and programming and $12,243 form Internet services. Operating losses for the six months ended December 31, 1997, were $789,091 for the long distance segment; $289,598 for the television segment and $214,204 for the Internet segment. NADC's consolidated balance sheet at December 31, 1997 had current assets of $9,251,635 and plant and equipment of accumulated depreciation of $2,160,894. Liabilities excluding deferred revenue (see above) were $7,191,516.

Vote Required for Approval

A favorable vote of a majority of those shares voting in person is required to approve the transaction with North American Digicom Corporation. The Board recommends that you vote FOR the completion of the transaction with North American Digicom Corporation.

                       DISSENTERS' RIGHTS OF SHAREHOLDERS

General

The following is a summary of Article 13 of the Mississippi Business Corporation Act ("Article 13" and "Act" respectively) and the procedures for shareholders dissenting from the merger with North American Digicom Corporation. This summary is qualified in its entirety by reference to Article 13, which is reprinted in full as Exhibit III to this Information Statement. Exhibit III should be reviewed carefully by any shareholder who wishes to assert statutory dissenters' rights. FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH IN ARTICLE 13 WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

Section 13.02 of Article 13 provides that a shareholder is entitled to dissent from and obtain payment of the fair value of his shares of the Corporation in the event of, among other things, the consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger. The proposed merger by the Corporation with North American Digicom requires such approval.

Accordingly,  inasmuch as at lease one of the  conditions  enumerated in Section
13.02 of Article 13 of the Act is present, shareholders of the corporation have the statutory right to dissent under Article 13.

As used in Article 13, the term "shareholder" includes both record shareholder and beneficial shareholders.

A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under subsection 13.03 are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Procedure for Exercise of Dissenters' Rights

Shareholders who wish to exercise dissenters' rights:

         (i) must deliver to the Corporation, before the vote on Proposal No. III is taken, written notice (the "Dissenters' Notice") of their intent to demand payment for their shares if Proposal No. III is approved; and

         (ii) must NOT vote their shares in favor of Proposal No. III.

SHAREHOLDERS WHO DO NOT SATISFY THESE REQUIREMENTS ARE NOT ENTITLED TO PAYMENT FOR SHARES UNDER ARTICLE 13.

Shareholders electing to exercise dissenters' rights under Article 13 must NOT VOTE FOR approval of Proposal No. III. Under Article 13, a vote against approval of Proposal No. III is not required in order for a shareholder to exercise dissenters' rights. HOWEVER, IF A SHAREHOLDER RETURNS A SIGNED PROXY BUT DOES NOT SPECIFY A VOTE AGAINST APPROVAL OF PROPOSAL NO. III OR AN ELECTION TO ABSTAIN, THE PROXY WILL BE VOTED FOR THE PROPOSAL WHICH WILL HAVE THE EFFECT OF WAIVING THAT SHAREHOLDER'S DISSENTERS' RIGHTS.

If the North American Digicom merger is authorized, the Corporation must send written dissenters notice (the "Company Notice") no later than 10 days after the date of the action to all shareholders that have perfected their right to assert dissenters' rights under Article 13.

Upon receipt of the Company Notice, dissenters must demand payment for their shares by the date set forth in the Company Notice. A shareholder who elects to exercise dissenters' rights must mail or deliver his or her written demand to :
Ethika Corporation, 107 The Executive Center, Hilton Head Island, SC 29928. The written demand for payment must comply with the provisions of Article 13 and must specify the shareholder's name and mailing address, the number of shares of Corporation Common Stock owned, and state that the shareholder is demanding payment of his or her shares. The shareholder must also certify that the shareholder had beneficial ownership of the shares before the date set forth in the Company Notice, which is January 8, 1998, the date of the first announcement of the proposal merger to the news media. The shareholder must also deposit his or her share certificates in accordance with the terms of the Company Notice. Failure to make a payment demand or to deposit the share certificates where required, each by the dates for such action set forth in the Company notice, shall forfeit the shareholder's right to receive payment for his or her shares.

Upon receipt of a payment demand, or as soon as the proposed corporate action is taken, the Corporation shall pay shareholders who complied with Article 13 the amount the Corporation estimates to be fair value of the shares submitted by such shareholder plus accrued interest. Certain financial information concerning the Corporation, its estimate of the value of the shares, an explanation of how interest was calculated, and a statement of rights to demand payment along with a copy of Article 13, must accompany such offer or payment.

Shares Acquired After January 8, 1998

A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

Procedure if the Dissenters Are Dissatisfied  with the Payment Offered

Dissenters may reject the Corporation's payment and demand in writing payment of the fair value of their shares and interest due based on their own estimate of the fair value of their shares and amount of interest due. To be entitled to such rights, the dissenters must notify the Corporation of their demand in writing within 30 days after the Corporation made or offered payment for the shares.

If a dissenter has rejected the Corporation's payment and demanded payment of the fair value of the shares and interest due and the demand for payment remains unsettled, the Corporation shall commence a judicial proceeding within 60 days after receiving the payment demand and petition an appropriate court, as described in Article 13, to determine the fair value of the shares and accrued interest. If the Corporation does not commence such action within the required sixty-(60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

The court in an appraisal proceeding shall determine the fair value of the shares in question and determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. Additionally, the court may assess fees of legal counsel and of experts for the respective parties. The court shall assess the costs against the Corporation, except that the court may assess costs against all or some of the dissenters to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Article 13, or the court may assess counsel fees against the dissenters who were benefited.

THE ABOVE IS MERELY A SUMMARY OF ARTICLE 13 OF THE MISSISSIPPI BUSINESS CORPORATION ACT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
ARTICLE 13, WHICH IS SET FORTH AS APPENDIX B TO THIS PROXY STATEMENT. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS SHOULD REFER TO THE FULL TEXT OF ARTICLE 13 AND SHOULD CONSULT COUNSEL SINCE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF ARTICLE 13 WILL DEFEAT THEIR DISSENTERS' RIGHTS.

IV.       ELECTION OF DIRECTORS

In addition to establishing the minimum and maximum number of Directors, Article III, Section 6 of the Bylaws of the Corporation also provides that the number of Directors shall be fixed annually by the Shareholders at each Annual or Special Meeting. The Board of Directors recommends that the Board of Directors of the

Corporation for the ensuing year consist of six Directors and further recommends the election of the nominees listed below. Each Director to hold office until the next Annual or Special Meeting of Shareholders or until his/her successor shall be duly elected and qualified. Shareholders may also nominate candidates for Director at any Meeting of Shareholders at which Directors are to be elected. Votes will not be recognized for more than eight nominees.

Three nominees are members of the present Board and were elected thereto by the Board of Directors at Special Board of Directors' Meetings held on December 12, 1997 and January 27, 1998 to serve out the unexpired terms of resigning Directors. Management has no reason to believe that any substitute nominee or nominees will be required.

The following table indicates the age; year first elected a Director, and principal occupation or employment for the past five years of each nominee. In addition, the table also indicates any Committee of the Board of Directors of the Corporation on which the nominee serves.



DENNIS BROVARONE                       Mr. Brovarone, 42, has been practicing
                                       corporate and securities law since 1986
                                       and as a sole practitioner since 1990.
                                       He was elected to the Board in December
                                       1997 and is Chairman of the
                                       Corporation's Board of Directors. Mr.
                                       Brovarone also serves as President
                                       Pro-tem and Chairman of the Executive
                                       Committee. Prior to 1990, Mr. Brovarone
                                       served as in-house counsel to R.B.
                                       Marich, Inc.; a Denver, Colorado based
                                       brokerage firm. Mr. Brovarone also
                                       served as President (Chairman) of the
                                       Board of Directors of The Community
                                       Involved Charter School, from January
                                       1995 to March 1998, a four-year old K-12 independently chartered public school located in Lakewood, Colorado. He also serves as a Director of Innovative
                                       Medical Services in San Diego,
                                       California.

RUSSELL C. BURK                        Mr. Burk, 40, has been practicing
                                       corporate securities law since 1990 and
                                       as a sole practitioner since 1997. He
                                       was elected to the Board in December
                                       1997. From 1993 to 1997, Mr. Burk was
                                       Vice President, General Counsel for RAF
                                       Financial Corporation, Denver, Co.

PHILIP F. GREY                         Mr. Grey, 45, has served as President,
                                       Chief Executive Officer, and Director of
                                       North American Digicom Corporation since its inception in December 1995. He also serves as Chairman of the Board of United Online, a wholly owned subsidiary of Digicom. Since 1994 Mr. Grey has served as President and CEO of Premier
                                       Financial Services, Inc., a Denver,
                                       Colorado-based business-consulting firm.
                                       Since 1991, Mr. Grey has served as
                                       President and CEO of Phillips Energy
                                       Corporation.

WAYNE JOHNSON                          Mr. Johnson, 40, is Chief Operating
                                       Officer of technical/delivery systems
                                       and a Director of North American Digicom
                                       Corporation. He has served as Director
                                       of Engineering for Key Communications
                                       Group and was Director of Installation
                                       at International Network Solutions. Mr.
                                       Johnson has owned and operated
                                       International Communications
                                       Consultants, Inc.

DENNIS NIELSEN                         Mr. Nielsen, 55, has been a director
                                       since March 1993, he has been self
                                       employed as a business consultant
                                       offering assistance to business on
                                       restructuring, financing or assisting
                                       with possible mergers or acquisitions.
                                       Previously he was owner of P&N, Inc. and Hufburn Sales, Inc., both automobile dealerships.

LOUIS C. SCOTTI                        Mr. Scotti, 42, has been Chief Financial
                                       Officer, Treasurer, and a Director of
                                       North American Digicom Corporation since
                                       1996. He also serves as President and
                                       Chief Executive Officer of kidZtime TV,
                                       Inc. Mr. Scotti served as President and
                                       Managing Director of the Prometheus
                                       Group. From 1992 to 1995 he served as
                                       President of Carcharodon Acquisitions,
                                       Inc.




During fiscal year 1997, the Board of Directors of the Corporation held 13 meetings. Each member of the previous Board of Directors attended at least 85% of the meetings of the Board and appropriate Committee meetings.

All Committees of the Board are appointed by the Chairman of the Board and ratified by the Board of Directors. Committees of the Board of Directors consist of the following:


(1) Audit and Compliance Committee - Reviews audit plans, controls, and the Annual Report of the Corporation with independent auditors. Monitors regulatory compliance activities of the Corporation. During fiscal year 1997, the Audit and Compliance Committee held two meetings.

(2) Executive Committee - Subject to statutory limitations, has concurrent authority of the Board of Directors. During fiscal year 1997, the Executive Committee of the Corporation held no meetings.

(3) Nominating and Stockholder Relations Committee - Serves as screening and nominating committee for Board of Directors and monitors Shareholder relations activities of the Corporation. A nominee for the Board of
     Directors recommended by a Shareholder should be submitted to this Committee. During fiscal year 1997, the Nominating and Stockholder Committee held two meetings.

(4) Personnel and Compensation Committee - Reviews and approves compensation for all Corporate Officers and employee benefit plans of the Corporation. During fiscal year 1997, the Personnel and Compensation Committee held two meetings.

(5) The Finance and Business Strategy Committee - Reviews and approves financial reports of the Corporation and its operations. The Committee also reviews Management recommendations related to business strategies and acquisition proposals. During fiscal year 1997, the Finance and Business Strategy Committee held two meetings.

Directors' Compensation

Directors who are not employees of the Corporation are paid a monthly base fee of $400 and receive $250 per day per meeting attended. At the July 31, 1997 Board Meeting, the Directors approved the suspension of the monthly retainer fee of $400 and its subsequent reinstatement on March 31, 1998.

As a group, the previous six non-employee Directors of the Corporation were paid $27,550 during fiscal year 1997. The current Directors received no compensation during fiscal year 1997.

The Corporation was the subject of an investigation by the Securities and Exchange Commission ("SEC") which was resolved by means of a settlement. Pursuant to the settlement on March 9, 1994, the United States District Court for the District of Columbia entered final judgment of permanent injunction against the Corporation. The judgment was entered on the basis of a complaint filed by the SEC. The Corporation consented to the entry of final judgment of permanent injunction without admitting or denying the allegations contained in the SEC's complaint. The final judgment to which the Corporation consented enjoin it from violating or aiding and abetting future violations of sections of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and certain rules thereunder.

Executive Officers
                                                               Executive Officer
                  Name                               Age             Since
                  ----                               ---             -----

        Dennis Brovarone, Esq.                        42             1997
        Chairman, Chief Executive Officer,
        and President Pro tem

        David E. Williams                             48             1996
        Senior Vice President, Secretary,
        Treasurer, Chief Financial Officer,
        and Chief Operating Officer

Vote Required for Election

Fixing the number of Directors at six requires a favorable vote of a majority of those shares voting in person. The six nominees receiving the highest number of votes shall be elected to the Board.

The Board recommends that you vote FOR a Board consisting of six Directors and FOR the election of each of the six nominees to be Directors of the Corporation.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

                           Summary Compensation Table

The following Summary Compensation Table sets forth for each of the last three years ended December 31, 1997, information concerning the total compensation paid or awarded to the Corporation's Chief Executive Officer for services rendered in all capacities to the Corporation and its subsidiaries. The total compensation of none of the Corporation's Officers exceeded $100,000 in 1997.

                                                                            Long-term
                                                                           Compensation/
                                                                            Number of
                                                      Annual               Securities
    Name and                                      Compensation             Underlying           All Other
 Principal Position         Year                Salary      Bonus            Options          Compensation
 ------------------         ----                ------      -----            -------          ------------

S.L. Reed, Jr.              1997 (2)           $36,000       $0               50,000                $0
Chairman and CEO            1996               $36,000       $0               50,000                $0
                            1995 (1)           $25,346       $0               50,000                $0

Dennis Brovarone            1997 (3)           $     0       $0                  0                  $0
Chairman and CEO

-----------
(1) Commenced employment January 1995
(2) Resigned as Chairman  and Director in December  1997 and CEO in January 1998
(3) Joined the Board and elected Chairman in December 1997. Appointed CEO in January 1998. Mr. Brovarone receives a fee of $5,000 per month starting January 1998 as compensation for his services.

Option Grants in 1997

The following table sets forth information concerning options to purchase shares of common stock which were granted during 1997 to the individuals named in the

Summary Compensation Table.

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                    Price Appreciation for Option
                                Individual Grants                                       Option Term 10 Years
                          ----------------------------------------------------------------------------------------
                          Number of          % of Total
                          Securities       Options Granted
                          Underlying       to Employees in
                           Options           Fiscal Year       Exercise     Expiration
        Name               Granted                              Price          Date           5%           10%
        ----               -------                              -----          ----           --           ---
S.L. Reed, Jr.            50,000 (1)             40%             $0.42        05/05/05     $48,052       $76,515


(1) These options would have begun vesting on May 30, 1998 at the rate of 20% per year for five years, however, this option was accelerated in accordance with the provisions of the Stock Option Plan since Mr. Reed's resignation was requested in conjunction with the settlement of the "Peeper Group" lawsuit. (See Certain Relationships and Related Transactions below for additional information).

Fiscal Year End Option Value Table

The following table sets forth information as of December 31, 1997 concerning the unexercised options held by Officers named in the Summary Compensation Table, none of whom exercised options in 1997. Options are "in-the-money" when the fair market of underlying common stock exceeds the exercise price of the option. The closing price of common stock on December 31, 1997 was $0.19 per share.

                           Number of Securities               Value of Unexercised In-the-
                          Underlying  Unexercised                   Money  Options at
   Name                Options at December 31, 1997                  December 31, 1997
   ----                ----------------------------                  -----------------
                       Exercisable    Unexercisable           Exercisable    Unexercisable
                       -----------    -------------           -----------    -------------
S.L. Reed, Jr.          150,000            0                    None             None

Certain Relationships and Related Transactions

On June 10, 1997 the Corporation acquired Legislative Information Systems Corporation (LIS) in a business combination accounted for as a pooling of interests. LIS became a wholly owned subsidiary of the Corporation through the exchange of 1,123,433 shares ($616,203) of the Corporation's common stock for all of the outstanding stock of LIS. Mr. Don Withrow, who was a 55% owner of LIS, received 617,888 shares of Ethika common stock. In addition, Mr. Withrow entered into a one-year employment contract at an annual salary of $80,000 plus bonus based upon performance. LIS is an electronic publishing company located in Annandale, Virginia specializing in federal aviation regulations, banking regulations, and custom service contracts.

Ethika Corporation, in conjunction with settlement of a lawsuit filed in the United States District Court for the Southern District of Mississippi, Jackson Division, styled EURAM, B.V., Peeper, et al. vs. Ethika by certain plaintiffs against Ethika and its then-Chairman, S.L. Reed, Jr., entered into a Subscription Agreement for the sale of 7,000,000 shares of its unregistered common stock to LaSalle Investment, Ltd., a party to the lawsuit for $0.09 per share. The Schedule 13-D filed with the SEC indicates that beneficial ownership of the "Reporting Persons" increased to 51% as a result of this transaction resulting in change of control of Ethika Corporation.

On January 8, 1998 the Corporation entered into a Letter of Intent to acquire in a reverse merger 100% of the outstanding common stock of NADC. (See Item III for additional information). On January 26, 1998 the parties executed a Definitive Agreement to accomplish the acquisition on or before March 6, 1998. On March 4, 1998, the parties agreed to extend the closing date of this transaction to on or before June 30, 1998.

At closing, the shareholders of NADC will exchange their common stock for Ethika common stock at the rate of three (3) shares of Ethika common stock for every four (4) shares of NADC stock. The NADC shareholders will receive approximately
19.6 million post-split shares of Ethika, which will represent approximately 95% of the then-outstanding shares.

NADC is a mass communications company which integrates retail and wholesale long-distance services including nationwide internet services, prepaid phone cards through its wholly-owned subsidiary, United Online, violence-free television programming distributed nationwide through its wholly-owned subsidiary, kidZtime TV, Inc., and other telecommunications services under one umbrella utilizing the most current technology in providing services to its customers. (See Item III above).

                              SHAREHOLDER PROPOSALS

Any Shareholder desiring to have a proposal considered for inclusion in the Proxy Statement to be distributed in connection with the Corporation's 1998 Annual Meeting is requested to submit such proposal in writing to the Corporation, Attention: Corporate Secretary, no later than May 20, 1998.

IV.      OTHER MATTERS

The Management of the Corporation knows of no other matters, which may come before the Meeting except for the approval of the Minutes of the last Annual Meeting of Shareholders.

Copies of the Corporation's Form 10K for the year ended December 31, 1997 containing audited financial statements have been included in this mailing.


May 6, 1998
David E. Williams
Secretary

                                                                       EXHIBIT I

                               Ethika Corporation
                         Pro Forma Financial Statements
                             As of December 31, 1997
                                   (Unaudited)


On January 8, 1998, Ethika Corporation ("Corporation") signed a letter of intent with North American Digicom Corporation ("NADC"), a privately owned company headquartered in Lakewood, Colorado, to acquire 100% of the outstanding common stock of NADC. On January 26, 1998, the parties signed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), to complete the transaction. The Reorganization Agreement requires that the Corporation's common stock be reverse split on the basis of one (1) new share for every twenty-two and one half (22.5) shares presently outstanding with all fractional shares being rounded up to the next highest multiple of fifty (50) shares. Then the shareholders of NADC will exchange their common stock for Ethika common stock at the rate of three (3) shares of Ethika common stock for four (4) shares of NADC stock. The NADC shareholders will receive approximately 19.6 million post-split shares of Ethika, which will represent approximately 95% of the then outstanding shares. The Reorganization Agreement also requires that the Corporation's
Articles of Incorporation be amended to eliminate the par value of the Corporation's common stock, authorize a class of preferred stock whose rights and preferences can be set by the Board of Directors and authorize a name change of the Corporation to North American Digicom Corporation. The Reorganization Agreement also calls for the Corporation's shareholders to approve a re-domicile of the Corporation to Colorado. This transaction is a reverse acquisition, whereby NADC will become the historical reporting company and is treated as the acquirer for accounting purposes.

Basis of Presentation:

Ethika Corporation's fiscal year end is December 31, while NADC currently has a fiscal year end of June 30. So that the proforma financial statements closely reflect the combined operations as prepared from audited financial statements, we have utilized the audited December 31, 1997 balance sheets of both Ethika and NADC to prepare the combined proforma balance sheet. We have utilized Ethika's audited Statement of Operations for the twelve months ended December 31, 1997 and the NADC Audited Statement of Operations for the six months ended December 31, 1997 to prepare the combined proforma Statement of Operations. Since during the year ended June 30, 1997, NADC's operations were primarily start up in nature, recasting of the December 31, 1997, NADC statement of operations to include prior months was determined to be immaterial to the presentation. The NADC audited statement of operations for the twelve months ended June 30, 1997 recorded sales of $134,309 and a net loss of $734,181.

Purchase Price Consideration:

APB 16, paragraph 70 state in part "... that presumptive evidence of the acquiring corporation combinations effected by an exchange of stock is obtained by identifying the former common stockholder interests of a combining company which ether retain or receive the larger portion of the voting rights in the combined corporation. That corporation should be treated as the acquirer unless other evidence clearly indicates that another corporation is the acquirer..." (SEC 4220.52)

SEC 4220.52 continues, "Consideration in a Reverse Acquisition is determined no differently than in a normal acquisition, (i.e., fair value of stock issued or the fair value of assets received and liabilities assumed, whichever is more indicative of the accounting acquirer. However, in a Reverse Acquisition the stock issued goes to the accounting acquirer (NADC). Accordingly, since the accounting is the reverse of normal, it is the fair market value of issuer's net assets depending on whether the stock is trading in excess (less than) book value respectively."

Where the issuer is public, cost would normally be based on the aggregate fair market value of the issuer's stock outstanding at date of acquisition. Such cost would be allocated to the fair market value of net assets acquired and any resultant goodwill would be recognized. Since the Corporation became delisted from NASDAQ on February 13, 1998, and is currently being traded in the "pink sheets", it is appropriate to use the net asset value $1,701,091 of Ethika at December 31, 1997 as the purchase price for this transaction and in preparing all of the proforma financial statements. At February 13, 1998, the total market capitalization was $2.84 million and the market value of public float was $2.15 million.

Proforma earnings per share has been calculated as though the 22.5 reverse split and the 4 for 3 exchange of NADC stock for Ethika stock occurred at January 1, 1997.

                                                  Ethika Corporation
                                                 Pro Forma worksheet
                                               As of December 31, 1997
                                                      Unaudited



                                                                     -------------------------------      Combined
 DESCRIPTION                                 Audited        Audited               Adjustments             Unaudited
                                             Ethika           NAD             Dr.            Cr.          Pro Forma
                                             ------           ---             ---            ---          ---------
 ASSETS
 Current Assets:
 Cash and cash equivalents                   535,651         250,538              -                         786,189
 Marketable security                         549,281                                                        549,281
 Accounts receivable, net                                  6,200,784                                      6,200,784
 Receivables from related parties                          1,761,037                                      1,761,037
 Lease receivable                            112,763                                                        112,763
 Prepaid and Other assets                          -       1,039,276                                      1,039,276
 Net assets held for sale                    739,545                                                        739,545
                                         -----------     -----------     ----------     -----------     -----------


      Total Current Assets                 1,937,240       9,251,635              -               -      11,188,875

 Property, plant and equipment- net           45,097       2,160,894                                      2,205,991

 Other Assets:
 Software development costs                                   56,146                                         56,146
                                                                                                                  -
 Deferred Income Tax                                                                                              -
 Goodwill                                                  6,604,796                                      6,604,796
 Lease receivable, non-current               166,746                                                        166,746
                                         -----------     -----------     ----------     -----------     -----------
      Total Assets                         2,149,083      18,073,471              -               -      20,222,554
                                         ===========     ===========     ==========     ===========     ===========


 LIABILITIES AND SHAREHOLDER'S EQUITY
 Current liabilities:
 Accounts payable and accrued expenses      (367,992)     (1,493,524)                                    (1,861,516)
 Accrued expenses                                           (221,834)                                      (221,834)
 Payable to related parties                        -      (3,802,674)                                    (3,802,674)
 Notes payable (LOC)                               -         (49,900)                                       (49,900)
 Deferred revenue                                         (5,823,983)                                    (5,823,983)
 Current portio of Long-term debt                  -        (380,646)                                      (380,646)
 Accrued loss on discontinued operations     (80,000)                                                       (80,000)
                                         -----------     -----------     ----------     -----------     -----------
      Total current liabilities             (447,992)    (11,772,561)             -               -     (12,220,553)

 Notes payable                                            (1,242,938)                                    (1,242,938)
                                         -----------     -----------     ----------     -----------     -----------
 Total liabilities                          (447,992)    (13,015,499)             -               -     (13,463,491)
                                         -----------     -----------     ----------     -----------     -----------

                                                  Ethika Corporation
                                                 Pro Forma worksheet
                                               As of December 31, 1997
                                                      Unaudited
                                                     (continued)



                                                                     -------------------------------      Combined
 DESCRIPTION                                 Audited        Audited               Adjustments             Unaudited
                                             Ethika           NAD             Dr.            Cr.          Pro Forma
                                             ------           ---             ---            ---          ---------
 Shareholder's Equity:
 Common Stock                            (20,361,458)     (6,891,969)    20,361,458      (1,701,091)     (8,593,060)
 Preferred stock                                            (435,000)                                      (435,000)
 Discount on Common Stock                  8,123,528                                     (8,123,528)              -
 Treasury Stock                                1,112                                         (1,112)              -
 Accumulated deficits                     10,535,727       2,268,997                    (10,535,727)      2,268,997
                                         -----------     -----------     ----------     -----------     -----------
                                          (1,701,091)     (5,057,972)    20,361,458     (20,361,458)     (6,759,063)
                                         -----------     -----------     ----------     -----------     -----------
 Total liabilities and equity             (2,149,083)    (18,073,471)    20,361,458     (20,361,458)    (20,222,554)
                                         ===========     ===========     ==========     ===========     ===========

See accompaning notes to Pro Forma Financial Statements.

                                                                      EXHIBIT II


                         Financial Statements and Report
                                       of
                    Independent Certified Public Accountants

                                 North American
                               Digicom Corporation

                               December 31, 1997,
                             June 30, 1997 and 1996

Board of Directors
North American Digicom Corporation

We have audited the accompanying consolidated balance sheets of North American Digicom Corporation and subsidiaries as of December 31, 1997, June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the periods ended December 31, 1997, June 30, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Digicom Corporation and subsidiaries as of December 31, 1997, June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the periods ended December 31, 1997, June 30, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note K to the consolidated financial statements, the Company has incurred a loss of $1,526,791 for the six months ended December 31, 1997, and has a working capital deficit of approximately $2,500,000. As a result, sufficient equity and debt financing must be obtained to fund obligations until successful operations are attained. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this certainty.



Englewood, Colorado
February 14, 1998

                                          North American Digicom Corporation
                                             Consolidated Balance Sheets


                                                                     December 31,                   June 30,
                                                                    -------------     ------------------------------
                                                                         1997              1997              1996
                                                                    ------------      ------------      ------------
Assets
Current assets:
    Cash                                                            $    250,538      $     45,650      $      4,683
    Accounts receivable, net of allowance for doubtful
      Accounts of $30,000 at December 31, 1997                         6,200,784            89,044              --
    Receivables from related parties                                   1,761,037              --                --
    Prepaid expenses                                                   1,039,276            85,069              --
                                                                    ------------      ------------      ------------

                   Total Current Assets                                9,251,635           219,763             4,683
                                                                    ------------      ------------      ------------

    Property, Plant and Equipment, at cost:
       Telephony equipment                                             1,723,293         1,306,789              --
       Furniture and other equipment                                     691,284            81,880            47,292
                                                                    ------------      ------------      ------------

                                                                       2,414,577         1,388,669            47,292
       Accumulated depreciation                                          253,683            35,639              --
                                                                    ------------      ------------      ------------

                                                                       2,160,894         1,353,030            47,292
                                                                    ------------      ------------      ------------

Other Assets:
       Computer software under development                                56,146            31,333              --
       Excess of purchase price over net assets of businesses
         Acquired, net of accumulated amortization of
         $226,878 at December 31, 1997                                 6,604,796           753,552              --
                                                                    ------------      ------------      ------------

                                                                       6,660,942           784,885              --
                                                                    ------------      ------------      ------------

                   Total Assets                                     $ 18,073,471      $  2,357,678      $     51,975
                                                                    ============      ============      ============

                                          North American Digicom Corporation
                                             Consolidated Balance Sheets
                                                     (continued)


                                                                     December 31,                   June 30,
                                                                    -------------     ------------------------------
                                                                         1997              1997              1996
                                                                    ------------      ------------      ------------
Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable                                               $  1,493,524      $    294,896      $       --
     Payables to related parties                                       3,802,674           300,289            55,000
     Note payable line of credit                                          49,900            49,900              --
     Current maturities of long-term obligations                         380,646           203,001              --
     Deferred revenue                                                  5,823,983              --                --
     Accrued expenses                                                    221,834            83,522              --
                                                                    ------------      ------------      ------------

                   Total Current Liabilities                          11,772,561           931,608            55,000
                                                                    ------------      ------------      ------------

Long-term Obligations, less current maturities                         1,242,938           994,806              --
                                                                    ------------      ------------      ------------

Stockholders' Equity
    Preferred stock, $100 par value; authorized
      10,000,000 shares                                                  435,000              --                --
    Common stock, no par value; authorized
      50,000,000 shares                                                6,891,969         1,173,470             5,000
    Accumulated deficit                                               (2,268,997)         (742,206)           (8,025)
                                                                    ------------      ------------      ------------

                   Total Stockholders' Equity                          5,057,972           431,264            (3,025)
                   Total  Liabilities and Stockholders Equity       $ 18,073,471      $  2,357,678      $     51,975
                                                                    ============      ============      ============


                             North American Digicom Corporation
                            Consolidated Statements of Operations


                                              Six months         Year          Inception
                                             period ended        Ended       (December 27,
                                                                                 1995)
                                             December 31,      June 30,    through June 30,
                                                1997            1997           1996
                                            -----------      ----------      ----------
Revenue                                     $ 2,467,540      $  134,309      $       --
                                            -----------      ----------      ----------

Costs and Expenses:
     Cost of sales                            1,652,394         185,380            --
     Selling and development expenses           283,261          52,093            --
     General and administrative expenses      1,824,778         537,281           8,025
                                             ----------      ----------      ----------

            Total Costs and Expenses          3,760,433         774,754           8,025
                                             ----------      ----------      ----------

Operating loss                               (1,292,893)       (640,445)         (8,025)
                                             ----------      ----------      ----------

Other income (expense)
     Interest expense                          (235,746)        (98,880)           --
     Other income                                 1,848           5,144            --
                                             ----------      ----------      ----------

                                               (233,898)        (93,736)           --
                                             ----------      ----------      ----------

Income taxes                                       --              --              --
                                             ----------      ----------      ----------

                   Net Loss                 $(1,526,791)     $ (734,181)     $   (8,025)
                                            ===========      ==========      ==========

The Accompanying notes are an integral part of these statements.

                                  North American Digicom Corporation
                                 Consolidated Statements of Cash Flows


                                                    Six months          Year            Inception
                                                    period ended        Ended          (December 27,
                                                                                            1995)
                                                    December 31,        June 30,      through June 30,
                                                       1997               1997              1996
                                                    -----------      -----------      -----------
Cash flows from operating activities
     Net loss                                       $(1,526,791)     $  (734,181)     $    (8,025)
     Adjustments to reconcile net
       cash provided (used) by
       operating activities:
        Depreciation and amortization                   410,610           35,639             --
        Common stock issued for services,
          interest and other expenses                   470,876           53,720            5,000
        Payment of interest and other
          expenses by increase in note payable             --             53,834             --

     Changes in assets and liabilities:
        Increase in accounts receivable              (6,107,951)         (88,829)            --
        Increase in receivables from
          related parties                               (21,324)
        Increase in prepaid expenses                   (317,067)         (56,200)            --
        Increase in accounts payable                    735,883          286,183             --
        Increase in payables to related parties         664,639             --               --
        Increase in deferred revenue                  4,894,955             --               --
        Increase in accrued expenses                    114,988           83,522             --
                                                    -----------      -----------      -----------

     Net cash used by operating activities             (681,182)        (366,312)          (3,025)
                                                    -----------      -----------      -----------

Cash flows from investing activities:
     Capital expenditures                              (221,363)         (89,388)         (47,292)
                                                    -----------      -----------      -----------

     Net cash used by investing activities             (221,363)         (89,388)         (47,292)
                                                    -----------      -----------      -----------

                                  North American Digicom Corporation
                                 Consolidated Statements of Cash Flows
                                              (continued)


                                                    Six months          Year            Inception
                                                    period ended        Ended          (December 27,
                                                                                            1995)
                                                    December 31,        June 30,      through June 30,
                                                       1997               1997              1996
                                                    -----------      -----------      -----------
Cash flows from financing activities:
     Issuance of preferred stock                        435,000             --               --
     Issuance of common stock                           105,500          242,250             --
     Proceeds from line of credit                          --             49,900             --
     Loans from related parties                       1,308,809          438,165           55,000
     Repayments to related parties                     (669,234)        (200,712)            --
     Payments on capital lease obligations              (72,984)         (51,738)            --
     Prepayment on capital lease obligation                --            (26,845)            --
     Cash balance of business acquired by
       issuance of common stock                             342           45,647             --
                                                    -----------      -----------      -----------

     Net cash provided by financing activities        1,107,433          496,667           55,000
                                                    -----------      -----------      -----------

Increase in cash                                        204,888           40,967            4,683

Cash
     Beginning of period                                 45,650            4,683             --
                                                    -----------      -----------      -----------

     End of period                                  $   250,538      $    45,650      $     4,683
                                                    ===========      ===========      ===========

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30 1997 and 1996

Note A----Organization and Summary of Significant Accounting
          Policies

Nature of Operations
NAD develops, markets and sells nationwide long distance telephone services, primarily to business customers and wholesalers. The Company's products include long distance telephone service and prepaid calling cards. UOL develops, markets and sells nationwide Internet services. The Company's products include Internet dial-up connections and virtual marketplace shopping. KTV develops, markets and sells nationwide television and Internet programming directed towards meeting the needs of parents and children for nonviolent, safe, educational and entertaining programming. KTV has sold licenses to companies (eighty markets nationwide) to allow for the broadcasting of their programming.

Principles of Consolidation
The consolidated financial statements of North American Digicom Corporation and subsidiaries ("the Company") include the accounts of its two wholly-owned subsidiaries United Online, Inc.("UOL") and Kidztime TV, Inc. ("KTV"). All significant intercompany accounts and transactions have been eliminated. As described in Note B, UOL was acquired on June 30, 1997 and KTV was acquired on October 20, 1997.

Revenue Recognition
Revenues are recognized when earned. For telephone operations, deferred revenue represents amounts billed to customers for prepaid calling cards which have not yet been used. Revenue is recognized based on usage by customers. A portion of television license revenue is deferred to properly match programming costs with revenue. For other products and services, revenue is recognized when products are delivered or services are rendered to customers.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method. Estimated useful lives are five years for telephony equipment, and seven years for furniture and other equipment.

Other Assets
Excess of purchase price over net assets of businesses acquired ("goodwill") is amortized on the straight-line method over the estimated periods of future demand for the products acquired. Goodwill related to the acquisition of UOL is being amortized over three years and goodwill related to the acquisition of KTV is being amortized over ten years.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note A----Organization and Summary of Significant Accounting
          Policies, continued

The Company capitalizes certain software development and production costs once technological feasibility has been achieved pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Software costs were capitalized in the amount of $31,333 during the year ended June 30, 1997 and in the amount of $24,861 during the six month period ended December 31, 1997. The software is expected to be placed in service during the first quarter of 1998 and will be amortized based upon the straight-line method over an estimated life of three years.

Income Taxes
Income taxes include provisions for temporary differences between earnings for financial reporting purposes and earnings for income tax purposes under the guidelines of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires the use of certain estimates. Actual results may differ from those estimates.

Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses were $91,517, $127,472 and $7,470 for the periods ending December 31, 1997, June 30, 1997 and June 30, 1996, respectively.

Statement of Cash Flows
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Note B----Business Acquisitions

Both acquisitions recognized in these financial statements have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition. These acquisitions have been structured to qualify as tax-free reorganizations.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note B----Business Acquisitions, continued

On June 30, 1997, the Company acquired 100% of the outstanding stock of UOL by issuance of 1,675,000 shares of common stock. The purchase price of $837,500 plus the liabilities assumed exceeded the fair value of the tangible assets and identifiable intangible assets by $753,552 which is being amortized over a period of three years.

On October 20, 1997, the Company acquired 100% of the outstanding capital stock of KTV by issuance of 5,142,123 share of common stock. The purchase price of $5,142,123 plus the liabilities assumed exceeded the fair value of the tangible assets and identifiable intangible assets by $6,078,122 which is being amortized over a period of ten years.

The following unaudited pro forma consolidated results of operations are presented as if the acquisition of UOL had occurred on July 1, 1995 and the acquisition of KTV on July 1, 1996. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have been made during the periods presented or the future results of the combined operations.

                                      Six month period ended
                                        ended December 31,                     Year ended June 30,
                                              1997                        1997                1996
                                              ----                        ----                ----
Net sales                                  $4,525,172                  $6,093,255          $  42,071
Net loss                                    1,732,468                   2,203,718            333,452

Note C----Line of Credit

The Company has a line of credit for $50,000 with a local bank. The outstanding balance at December 31, 1997, and June 30, 1997 was $49,900 and interest at 1.5% over prime rate (10.5% effective rate at December 31, 1997 and June 30, 1997) is paid monthly. The line of credit expires on January 8, 1998, and the Company has applied for renewal. The line of credit is collateralized by assets of one of the officer/shareholders.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note D---Long Term Obligations

The following is an analysis of the leased equipment under capital leases by major classes.

                                      December 31,                 June 30,
                                         1997                  1997          1996
                                     -----------           -----------     -------
Telephone equipment                   $1,695,748            $1,249,545     $    --
Less: Accumulated depreciation           182,785                31,841          --
                                     -----------           -----------     -------
                                      $1,512,963            $1,217,704     $    --
                                      ==========            ==========     =======

Amortization of leased equipment is included in general and administrative expense.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments:


                                              December 31,                 June 30,
                  Due Within                      1997               1997            1996
                  ----------                 -----------        ------------        ------
                    1 year                   $   579,650        $    335,441        $   --
                    2 years                      508,007             334,129            --
                    3 years                      440,263             332,162            --
                    4 years                      420,714             326,257            --
                    5 years                      121,982             244,693            --
                                              ----------        ------------         -----

Total minimum lease payments                   2,070,616           1,572,682            --

Less: Amounts representing interest              451,590             374,875            --
                                              ----------        ------------         -----
Present value of net minimum
     lease payments                           $1,619,026        $  1,197,807        $   --
                                              ==========        ============         =====

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996


Note D---Long Term Obligations, continued

(A) Imputed interest rates of 12% were used to calculate the present value of the leases. (B) Reflected in the balance sheet as:

                                          December 31,             June 30,
                                             1997            1997         1996
                                          ----------     ----------     --------
Current maturities of long-term           $  380,646     $  203,001     $   --
      obligations
Long-term obligations, net of
      current portion                      1,238,380        994,806         --
                                          ----------     ----------     --------

         Total                            $1,619,026     $1,197,807     $   --
                                          ==========     ==========     ========

Note E----Related Party Transactions

The Company has loans from shareholders, directors and officers who have assisted the company in meeting its financial commitments, as follows:

                                                        December 31,                 June 30,
                     Loans                                  1997                1997           1996
                     -----                                  ----                ----           ----
Loans                                                   $1,290,809        $   391,350        $55,000
Repayments                                                 595,214            148,763             --
Payables to related parties                                641,385            297,587         55,000
Interest expense:
   Paid in cash                                             36,388              3,163             --
   Stock issued in lieu                                     18,546             23,475             --

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note E----Related Party Transactions, continued

The Company has had transactions with other companies related through common ownership as follows:

                                                                   December 31,
                                                                       1997
                                                                  -------------
Capital Funding and Financing Group, Inc.:
    Purchase of furniture and equipment                           $    215,376
    Loans                                                              637,500
    Repayments                                                         249,772
    Balance with KTV at date of acquisition                          1,836,966
    Receivables from related parties at December 31, 1997         $  1,233,882

Kidztime TV Management Group, Inc.:
    Sale of furniture and equipment                               $     88,150
    Due for development of promotional program                         250,000
    Loans                                                                5,000
    Repayments                                                          97,500
    Balance with KTV at date of acquisition                         (2,080,000)
    Payables to related parties at December 31, 1997              $ (2,323,650)


The  receivable  from  Capital  Funding  has  been   collateralized   by  former
shareholders of Kidztime TV, Inc., with their stock in the Company.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note E----Related Party Transactions, continued

KTV has eighty affiliates (formed as LLC's) nationwide who are licensed to air KTV's programming on local cable channels. These affiliates were organized through efforts of Capital Funding and Financing Group, Inc. and participate in promotional programs such as the Kidztime Challenge. The license agreement provides that programming is provided free to the affiliates, but they must pay for their own local access costs and satellite transmission. KTV contracts for these services on behalf of these affiliates. As a result, funds are advanced for the affiliates and advances to KTV occur, as follows:

                                                               December 31,
                                                                   1997
                                                               ------------

Kidztime Affiliate LLC's
    Billings for renewal license fees                            $440,000
    Payments to affiliates                                        114,914
    Charges for satellite transmission                             89,160
    Amounts received from related parties                         559,071

    Balances with KTV at December 31, 1997
      Receivables from related parties                           $527,155
      Payables to related parties                                 837,639


Note F----Income Taxes

The Company files a consolidated federal and state income tax returns as required by the applicable income tax laws.

Net deferred tax assets from continuing operations consist of the following:


                                            December 31,             June 30,
                                               1997            1997           1996
                                             ---------      ---------      ---------
Deferred tax assets
    Amortization of goodwill                 $  33,571      $    --        $    --
    Allowance for bad debts                      7,500           --             --
    Net operating loss carryforwards           515,345        186,345          2,006
                                             ---------      ---------      ---------
                                               556,416        186,345          2,006
Valuation allowance                           (556,416)      (186,345)        (2,006)
                                             ---------      ---------      ---------

Net deferred tax asset                       $    --        $    --        $    --
                                             =========      =========      =========

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note F----Income Taxes, continued

The Company recorded a valuation allowance due to the uncertainty of the Company's ability to realize future benefits of net operating loss carryforwards or other future tax deductions.

The benefit from income taxes is summarized as follows:


                            December 31,           June 30,
                               1997           1997          1996
                               ----           ----          ----
Current                      $   --         $   --         $   --
Deferred                         --             --             --
                             ------         ------         ------

                             $   --         $   --         $   --
                             ======         ======         ======

The Company has net operating loss carryforwards of approximately $2,063,000 which expire in 2011 through 2013. Acquired subsidiaries have another $352,000 available to apply to their separate taxable earnings through 2011.

Note G----Stockholders' Equity

The Series A Preferred Stock accrues dividends of $9.25 per share per annum. Dividends are cumulative and payable semi-annually on January 1 and July 1. At any time on or before January 1, 2000, each share of Preferred Stock is convertible into 25 shares of common stock. The liquidation preference of Preferred Stock is the par value of $100 per share plus any unpaid dividends whether or not declared.

The Company has issued common stock to officers, key employees and consultants as follows:


                                      December 31,              June 30,
                                         1997            1997            1996
                                         ----            ----            ----

Number of shares granted                 450,830      12,201,660       5,000,000
Estimated weighted average fair
market value at date of grant        $      .782     $      .003     $      .001
Compensation cost recognized         $   352,330     $    35,245     $     5,000

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note G----Stockholders' Equity, continued

In addition, common stock has been issued to notes payable holders as incentive to loan funds to the Company, and to other persons and entities who have acted as finders in identifying equity investors.

These transactions have been recognized as follows:

                                                   December 31,        June 30,
                                                       1997              1997
                                                       ----              ----
     Number of shares issued to notes
         payable holders                              190,000           313,000
     Interest expense recognized                     $ 18,546          $ 23,475
     Number of shares issued to finders               815,100           158,000
     Stock issuance costs recognized                 $252,650          $ 15,800

Note H----Backlog

Backlog represents the amount of revenue the Company expects to realize from executed long-term contracts for future sales of prepaid calling cards. At December 31, 1997, the Company had a backlog of $24,500,000 through February 2001, as follows:

                       Year
                        1                $19,300,000
                        2                  2,400,000
                        3                  2,400,000
                        4                    400,000
                                         -----------
                                         $24,500,000
                                         ===========

Note I----Commitments and Contingencies

Purchase Contracts
The Company has contracts with companies who provide various services. These contracts provide for minimum purchases over the term of the contract. Internet services are contracted for at a minimum of $5,845 monthly through September 1999. Long distance services are contracted for at $250,000 minimum monthly through March 2000.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note I----Commitments and Contingencies, continued

Regulatory Agency Administrative Proceedings

Certain state regulatory agencies have requested administrative hearings against Capital Funding and Financial Group, Inc. (Capital Funding) and the Company's subsidiary, Kidztime TV, Inc. (KTV) involving the solicitation and sale of partnership interests in Kidztime TV territorial affiliates, Regulators have asserted that the partnership interests were offered and sold as unregistered securities.

In addition, in late 1997 the Securities and Exchange Commission (SEC) commenced a formal investigation on the same matter.

The Company and KTV believe that there will not be any material financial impact on these financial statements as a result of the following:

      o KTV sold its licenses to Capital Funding who assigned the licenses to each Kidztime TV territorial affiliate at the time of formation.

      o    KTV took no part in the sale of partnership interests.

      o The license agreement between KTV and Capital Funding includes an indemnification provision requiring Capital Funding to defend any actions and absorb all losses, claims, damages, liabilities and expenses.


Concentrations of Risk
For the six months ended December 31, 1997, the company had sales of prepaid cards to one customer representing 58% of prepaid card revenues ($1,584,364).

The Company maintains cash deposits in several banks, and deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997, the uninsured portion of the balance at one bank was approximately $130,000.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note J----Business Segments Information

The Company's  operations  have been  classified  into three business  segments:
Long-distance telephone services including prepaid calling cards, licensing and television programming and Internet services.

Summarized financial information by business segment is as follows:

                                   December 31,                 June 30,
                                       1997             1997               1996
                                  ------------      ------------      ------------
Net sales
    Long distance                 $  1,844,609      $    134,309      $       --
    Television                         610,688              --                --
    Internet                            12,243              --                --
                                  ------------      ------------      ------------

                                     2,467,540           134,309              --
                                  ------------      ------------      ------------
Operating income (loss)
    Long distance                     (789,091)         (640,445)           (8,025)
    Television                        (289,598)             --                --
    Internet                          (214,204)             --                --
                                  ------------      ------------      ------------

                                    (1,292,893)         (640,445)           (8,025)
                                  ------------      ------------      ------------

Total Assets
    Long distance                    7,967,713         1,522,462            51,975
    Television                       9,414,338              --                --
    Internet                           691,420              --                --
                                  ------------      ------------      ------------

                                    18,073,471         2,357,678            51,975
                                  ------------      ------------      ------------

Depreciation and amortization
    Long distance                      179,144            34,592              --
    Television                         106,114              --                --
    Internet                           126,114              --                --
                                  ------------      ------------      ------------

                                       411,285            34,592              --
                                  ------------      ------------      ------------
Capital expenditures
    Long distance                      938,497         1,341,377            47,292
    Television                           1,000              --                --
    Internet                             5,436              --                --
                                  ------------      ------------      ------------

                                  $    944,933      $  1,341,377      $      7,292
                                  ------------      ------------      ------------

                       North American Digicom Corporation
                          Notes to Financial Statements
                  December 31, 1997, and June 30, 1997 and 1996

Note K----Financial Developments

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the six months ended December 31, 1997, the Company incurred a loss of $1,526,791, and used cash in operations of $681,182. In addition, the Company at December 31, 1997 had a working capital deficit of approximately $2,500,000. Significant liquidity demands exist in the short term including approximately $550,000 to fund anticipated equipment additions for capacity requirements.

The Company believes through its preferred stock private offering and related party sources, it can raise sufficient funds to fund operations until they begin generating cash and successful operations can be attained.


Note L----Subsequent Events

Subsequent to December 31, 1997, proceeds have been received aggregating $559,000 from the sale of an additional 5,590 shares of Series A preferred stock.

During January 1998, the Company issued 250,000 shares of common stock pursuant to an asset purchase agreement. The assets acquired had an estimated fair market value of $500,000.

On January 26, 1998, the Company agreed to exchange all of its outstanding shares for a 95% interest in the stock of Ethika Corporation. Upon approval of the merger by Ethika's shareholders, but no later than March 31, 1998, the closing will occur. Ethika will then change its name to North American Digicom Corporation. The merger is intended to be a reverse acquisition.

                       North American Digicom Corporation
                          Notes to Financial Statements
                  December 31, 1997, and June 30, 1997 and 1996

Note M----Supplemental Cash flow Information


                                              Six months           Year          Inception
                                             period ended         Ended     (December 27, 1995)
                                              December 31,       June 30,     through June 30,
                                                  1997             1997            1996
                                                  ----             ----           ----
Supplemental Cash Flow Information:
  Cash payments for interest                  $   16,957       $   28,973          $  --

  Cash refunds for income taxes                   90,000             --               --

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:
     Equipment financed by capital
       lease obligations                      $  446,203       $1,249,545          $  --
     Common stock issued for note
       payable conversion                           --             35,000             --
     Common stock issued for common
       stock of business acquired              5,141,781          791,853             --
     Repayment of short-term borrowings
       by issuance of note                          --             88,928             --

                                                                     EXHIBIT III



                            ARTICLE 13 OF MISSISSIPPI
                            BUSINESS CORPORATION ACT


Section 79-4-13.01. Definitions

In this article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-04-13.20 through 79-4-13.28.

         (3) "Fair Value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 79-4-13.02 Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event, of any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by
              Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under
              Section 79-4-11.04;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects right in respect of a dissenter's shares because it:

              (i)      Alters or abolishes a preferential right of the shares;
              (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
              (iii)    Alters or abolishes a  preemptive  right of the holder of
                       the shares to acquire shares or other securities;
              (iv)     Excludes  or limits  the  rights of the shares to vote on
                       any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
              (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04;or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) Nothing in subsection (a) (4) shall entitle a shareholder of a corporation to dissent and obtain payment of his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

(c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder of the corporation.

Section 79-4-13.03. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Section 79-4-13.20.  Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote or shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

Section 79-4-13.21. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the cooperation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his share in favor of the proposed action.

(b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

Section 79-4-13.22. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is a authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

(b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2)      Inform  holders  of  uncertificated   shares  to  what  extent
                  transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' right certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this article.

Section 79-4-13.23. Duty to demand payment.

(a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment of his shares under this article.

Section 79-4-13.24. Share restrictions.

(a) The Corporation may restrict the transfer of uncertificated shares the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

Section 79-4-13.25. Payment.

(a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b)      The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimates of the fair value of the shares;

         (3)      An explanation of how the interest was calculated;

         (4)      A statement of the dissenters' right to demand payment under
                  Section 79-4-13.28; and

         (5)      A copy of this article.

Section 79-4-13.26. Failure to take action.

(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

Section 79-4-13.27. After-acquired shares.

(a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

Section 79-4-13.28. Procedure if a shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

Section 79-4-13.30. Court action.

(a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-(60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (of, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)      Each  dissenter made a party to the proceeding is entitled to judgement
         (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under
         Section 79-4-13.27.

Section 79-4-13.31. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in the amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Section 79-4-13.20 through 79-4-13.28;or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.